POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Donald R. Looper, Douglas Holod, Molly Palmer and Gioia Gentile, signing singly, the undersigned's true and lawful attorney-in-fact for the limited purpose to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Enservco Corporation (the "Company"), a Form ID (including any amendments or authentications, including passphrase updates thereto) with respect to obtaining EDGAR codes with the SEC, Forms 3, 4, and 5 and any other documents necessary to facilitate the filing of reports in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (collectively, the "Exchange Act");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID or Forms 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of September, 2023.


/s/Steve A. Weyel
Signature

Steve A. Weyel
Print Name


STATE OF TEXAS
COUNTY OF HARRIS

/s/Terri J. Benders
Notary Public Signature

Terri J. Benders
Printed Name of Notary

My Commission Expires: April 16,2024

NOTORIAL STAMP:
TERRI J BENDERS
Notary ID No.12573287
My Commission Expires
April 16, 2024